Exhibit 10.9

CONVERTIBLE PROMISSORY NOTE

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO THE CONSENT OF THE COMPANY AND (1) REGISTRATION IN COMPLIANCE WITH SUCH ACT AND SUCH STATE LAWS OR (2) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

Amount: $100,000.00	Date: December 10, 2025

FOR VALUE RECEIVED, the undersigned, Encore Medical, Inc., a Minnesota corporation (the “Company”), promises to pay to the order of 1915 Florida Investment Corp or his/her permissible heirs and assigns (the “Investor”), the principal sum of One Hundred Thousand Dollars ($100,000.00), or such lesser amounts thereof as may be outstanding, plus a one-time initial fee equal to twenty percent (20%) of the principal sum indicated above, such fee equal to Twenty Thousand Dollars ($20,000.00), together with accrued interest on the outstanding amount at an annual rate equal to 10% per annum in accordance with the terms and conditions of this Convertible Promissory Note (the “Note”).

1.            Repayment and Maturity Date. All outstanding principal and interest on the Note shall, if not prepaid or converted pursuant to the terms hereof, be due and payable on June 30, 2026 (the “Maturity Date”), unless such date is extended by the Company and the Investor in writing as hereinafter provided. The Company and the Investor may mutually elect to extend the Maturity Date for an additional period of up to six (6) months ending on December 31, 2026 and, in such event, the extended date shall be deemed to be the “Maturity Date” for purposes of the Note; provided, however, that the parties shall evidence the extension of the Maturity Date in a written instrument executed by the parties prior to the original expiration thereof. The Note may be prepaid or redeemed in whole or in part at any time prior to the conversion thereof without penalty or premium of any kind. Upon payment in full of all outstanding obligations under the Note or the receipt by the Investor of the appropriate number of shares upon conversion of the Note as provided herein, the Company’s obligations in respect of payment of the Note shall terminate and the Investor shall surrender the Note to the Company.

2.            Interest. Interest shall accrue on the outstanding principal balance under this Note at a per annum interest rate equal to ten (10%) percent. All accrued interest under this Note shall be calculated on the basis of actual days elapsed commencing on the date the funds are advanced and received by the company and on the basis of a year consisting of three hundred sixty-five days.

3.            Payments and Prepayment. All payments shall be made in lawful money of the United States of America at the address of the Investor set forth below, or at such other place as the Investor may from time to time designate in writing to the Company. Payment shall be credited first to costs, if any, incurred in accordance with Section 8 below, then to fees, accrued interest due and payable and any remainder applied to principal. The Company may prepay this Note without penalty or premium in whole or in part at any time by providing investor with written notice at least ten (10) days in advance of its intention to do so, during which ten day advance period investor may, at its sole option, convert such intended payment into shares of common stock of the Company in accordance with section 4 below. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

4.             Conversion of Note. The following terms and conditions shall apply to the Note:

(a)            The Note may, upon written notice to the Company by the Investor at any time prior to the Note’s repayment in full, be converted into unregistered, fully paid nonassessable shares of Common Stock of the Company (the “Conversion Shares”) at the conversion price of $5.00 per share on the applicable conversion date (the “Conversion Date”). The number of Conversion Shares issuable upon conversion shall be determined by dividing the unpaid amounts due under the Note by the Conversion Price, rounding any fractional result down to the nearest whole share. No fractional shares shall be issued upon conversion of the Note. In lieu of fractional shares, the Company shall pay cash (based upon the Conversion Price) equal to any fraction of a share remaining.

(b)            On the Conversion Date, the Investor shall surrender the Note to the Company and a certificate representing the Conversion Shares shall be issued by the Company to and in the name of the Investor as of the Conversion Date along with a check in the amount of the cash payment, if any, due on account of any fractional shares.

(c)            Until the Conversion Date (and then only if this Note is converted into Conversion Shares in accordance with this Agreement), the Investor shall not be entitled to vote any such shares or receive any dividends, distributions or other considerations or rights as a shareholder of the Company.

5.             No Security. This Note is unsecured.

6.            Default. Each of the following will constitute an “Event of Default” under the Note:

(a)             The Company shall fail to pay any amount of principal or interest on the Note when due.

(b)            The Company shall materially breach or fail to perform any of the covenants or agreements of the Company contained herein or in the Note Purchase Agreement, and such breach or failure to perform shall not have been cured by the Company within fifteen days after the Investor has provided written notice to the Company of such breach or failure to perform;

(c)            The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its or any of its creditors, (iii) be dissolved or liquidated in full or in part, (iv) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it;

(d)            Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement; or

(e)            The Company shall wind up, liquidate or be dissolved.

If any Event of Default occurs, the Investor may declare all outstanding principal amounts and accrued but unpaid interest to be immediately due and payable, and upon such declaration such amounts shall immediately be due and payable and may exercise all other available rights and remedies under applicable law and equity. In the event of an Event of Default under paragraphs (c) or (d) above, all outstanding principal amounts and accrued but unpaid interest shall become, without action of the Investor, immediately due and payable.

7.            Accredited Investor and Certificate of Investment Intent. By acceptance of this Note, Investor hereby represents and warrants to the Company that Investor is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act. Upon automatic conversion of the convertible obligations, if any and at the request of the Company, Investor shall execute and deliver to the Company any instrument, in form satisfactory to the Company, representing that the shares of Common Stock issuable upon such conversion are being acquired by Investor for investment and not with a view to distribution within the meaning of the Securities Act.

8.            Costs. In the event the Investor of this Note incurs any reasonable cost or expense in enforcing or attempting to enforce this Note, in whole or in part, the Company agrees to pay the reasonable costs and expenses so paid or incurred by the Investor, including, without limitation, reasonable attorneys’ fees and costs.

9.            Assignment; Successors and Assigns. This Note may not be assigned, sold, transferred, pledged, hypothecated or otherwise disposed of by the Investor without the prior written consent of the Company, which consent shall not be unreasonably withheld. This Note may not be assigned, sold, transferred, pledged, hypothecated or otherwise disposed of by the Company without the prior written consent of the Investor. The rights and obligations of the Company and the Investor of this Note shall be binding upon and benefit the permitted successors, assigns and transferees of the parties.

10.           Waiver and Amendment. Any provision of this Note may be amended, waived or modified only with the written consent of the Company and the Investor.

11.           Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Minnesota, without regard to the conflicts of law provisions of the State of Minnesota or of any other state. The parties acknowledge and agree that the exclusive venue and jurisdiction of any dispute arising out of this Note shall be a federal or state court located in Dakota County, Minnesota.

IN WITNESS WHEREOF, the undersigned have hereunto affixed their signatures:

Investor:		Encore Medical, Inc.

By:	/s/ David Yacullo	By:	/s/ Peter Buonomo

Print:	David Yacullo/Florida Invest Corp	Its:	Sr. Vice President

Address:	19501 W. Country Club Drive, #2403	Print:	Peter Buonomo
	Aventura, FL 33180		Encore Medical, Inc
2975 Lone Oak Drive, Ste. 140
Eagan, MN 55121

Amount Received: $100,000	Date: December 11, 2025